                                                                    EXHIBIT 10.4

                     THE EXECUTIVE SALARY CONTINUATION PLAN

                                      FOR

                             ALCON UNIVERSAL, LTD.

                                      AND

                              AFFILIATED COMPANIES

                          EFFECTIVE DECEMBER 31, 1998

                          EFFECTIVE DECEMBER 31, 1998

                               TABLE OF CONTENTS

ARTICLE I: Plan Description.................................     I-1
ARTICLE II: Definitions.....................................    II-1
ARTICLE III: ESCP Benefits..................................   III-1
ARTICLE IV: Vesting.........................................    IV-1
ARTICLE V: Ownership Change Benefits........................     V-1
ARTICLE VI: Limitations and Forfeitures.....................    VI-1
ARTICLE VII: Authority to Administer........................   VII-1
ARTICLE VIII: Miscellaneous.................................  VIII-1

                          EFFECTIVE DECEMBER 31, 1998                     TOC- 1

                                   ARTICLE I

                                PLAN DESCRIPTION

     The Executive Salary Continuation Plan ("ESCP") is an unfunded retirement plan with certain death and disability benefits. Participation is limited to key employees ("ESCP Participants") of Alcon Universal, Ltd. and its operationally related affiliates who adopt the ESCP and agree to pay the amounts necessary to fulfill its obligation for administrative expenses and benefits under ESCP.

                                END OF ARTICLE I

                          EFFECTIVE DECEMBER 31, 1998                       I- 1

                                   ARTICLE II

                                  DEFINITIONS

     For purposes of the ESCP, the following definitions shall apply unless the context requires otherwise:

     2.01 "Alcon Affiliated Company" means any legal entity directly or indirectly owned or controlled by Nestle S.A.

     2.02 "Applicable Penalty Percentage" means the percentage by which an ESCP Participant's Normal Retirement Benefit will be reduced based upon the ESCP Participant's age on the date of separation from service as determined pursuant to subparagraph 3.01(b)(ii).

     2.03 "Averaged Annual Base Salary" means one-third ( 1/3) of the ESCP Participant's aggregate annual base salary in effect the year of such ESCP Participant's separation from service and for the two (2) years preceding such ESCP Participant's separation from service.

     2.04 "AUL Compensation Committee" means the officers of Alcon Universal Ltd. who have been delegated authority by the Board of Directors of Alcon Universal Ltd. to administer this ESCP.

     2.05 "Beneficiary" means the person to whom the Normal Retirement Benefit or Reduced Normal Retirement Benefit is payable upon the ESCP Participant's or Surviving Spouse's death when the guaranteed minimum payment period pursuant to subparagraph 3.01(c) has not expired. An ESCP Participant or a Surviving Spouse may designate a Beneficiary (or Beneficiaries) by properly completing a form provided to the ESCP Participant or Surviving Spouse by the Director, Compensation and Benefits of Alcon Laboratories, Inc. and by delivering said completed form to said Director. Married ESCP Participants cannot designate a Beneficiary other than their spouse.

     2.06 "Disability" shall mean a condition arising out of any injury or disease which the disability insurance carrier and/or the employer determines is permanent and prevents an ESCP Participant from engaging in any occupation with an Alcon Affiliated Company commensurate with the ESCP Participant's education, training, and experience, excluding:

          (a) any condition incurred as a result of or incidental to a criminal act perpetrated by the ESCP Participant; and

          (b) any condition resulting from excessive use of drugs or narcotics or from willful, self-inflicted injury;

provided, however, that a condition shall constitute a Disability only if the ESCP Participant incurs such condition prior to the termination of his/her employment with all Alcon Affiliated Companies.

     2.07 "Early Retirement Age" means age fifty-five (55).

     2.08 "Eligible Employee" means an individual employed by an Alcon Affiliated Company who is determined by the AUL Compensation Committee to be a key employee based upon grade level, job duties, and/or job performance and who is not a participant in the Alcon Pharmaceuticals Ltd. International Umbrella Plan or any other retirement plan sponsored by an Alcon Affiliated Company determined by the AUL Compensation Committee to be similar to or the equivalent of the ESCP.

     2.09 "ESCP Benefit(s)" means the Normal Retirement Benefit or Reduced Normal Retirement due an ESCP Participant, Surviving Spouse, Beneficiary or estate as a result of termination of employment of an ESCP Participant with a Vested Percentage, an ESCP Participant's Disability while employed by an Alcon Affiliated Company or an ESCP Participant's death.

     2.10 "ESCP Participant" means an Eligible Employee who has been designated as an ESCP Participant in ESCP by the AUL Compensation Committee in its sole and absolute discretion.

     2.11 "Normal Retirement Age" means age sixty-two (62).

                          EFFECTIVE DECEMBER 31, 1998                      II- 1

     2.12 "Normal Retirement Benefit" means an amount equal to the Vested Percentage times the ESCP Participant's Averaged Annual Base Salary.

     2.13 "Pre-1994 ESCP Participant" means an ESCP Participant who was designated as a ESCP Participant in any previous version of ESCP maintained by an Alcon Affiliated Company prior to January 1, 1994.

     2.14 "Post-1993 ESCP Participant" means an ESCP Participant who was designated as a ESCP Participant in any previous version of ESCP maintained by an Alcon Affiliated Company after December 31, 1993.

     2.15 "Reduced Normal Retirement Benefit" means the Normal Retirement Benefit reduced by the Applicable Penalty Percentage as determined pursuant to subparagraph 3.01(b).

     2.16 "Surviving Spouse" shall mean:

          (a) in the case of an ESCP Participant who dies while employed by an Alcon Affiliated Company and prior to commencement of an ESCP Benefit, an individual who was the spouse of such ESCP Participant at the time of his/her death;

          (b) in the case of an ESCP Participant who is no longer employed by an Alcon Affiliated Company but has a vested ESCP Benefit that has not yet commenced, an individual who was the spouse of such ESCP Participant both at the time of such ESCP Participant's termination of employment with the Alcon Affiliated Company and at the time of death; or

          (c) in the case of an ESCP Participant whose ESCP Benefit has commenced or who is receiving Disability benefits, an individual who was the spouse of the ESCP Participant both at the time such ESCP Participant's ESCP Benefit or Disability benefit commenced, and at the time of the ESCP Participant's death.

     2.17 "Vested Percentage" means the percentage of an ESCP Participant's Averaged Annual Base Salary that is vested pursuant to Article IV. The Vested Percentage shall never exceed sixty percent (60%).

     2.18 "Year of Service" means the following:

          (a) the calendar year of entry into ESCP,

          (b) each calendar year of participation in ESCP subsequent to such calendar year of entry, including any periods of Disability,

          (c) Years of Service recognized under prior ESCP Plans,

          (d) the calendar year of termination, retirement, or death (collectively, the "events") if the first of the events occurs on or after July 1 of such calendar year; if the first of the events occurs on or before June 30 of such calendar year, then the year shall not constitute a "Year of Service," and

          (e) one (1) year for every five (5) Years of Service with any Alcon Affiliated Company and/or any entity (incorporated or unincorporated) acquired by an Alcon Affiliated Company. Years of Service shall be counted from the first day of employment to the day before the first date of participation in ESCP or any predecessor plan. Notwithstanding the foregoing, ESCP Participants who have at least five (5) full years of employment with an Alcon Affiliated Company before the first date of participation in ESCP or any predecessor plan, shall have years of service counted from the first day of such employment through the first year of participation in ESCP.

                               END OF ARTICLE II

                          EFFECTIVE DECEMBER 31, 1998                      II- 2

                                  ARTICLE III

                                 ESCP BENEFITS

     3.01 Benefits.

          (a) Normal Retirement Benefit. ESCP provides a Normal Retirement Benefit to each ESCP Participant who separates from service at or after attaining Normal Retirement Age provided such ESCP Participant has a Vested Percentage. The Normal Retirement Benefit Amount is determined by multiplying the ESCP Participant's Averaged Annual Base Salary times the ESCP Participant's Vested Percentage.

          (b) Reduced Normal Retirement Benefit. ESCP provides a Reduced Normal Retirement Benefit to each ESCP Participant who separates from service or dies with a Vested Percentage prior to having attained Normal Retirement Age. The Reduced Normal Retirement Benefit is not payable to an ESCP Participant prior to the date of attaining Early Retirement Age.

             (i) Calculation of Reduced Normal Retirement Benefit. The Reduced Normal Retirement Benefit is calculated by reducing the ESCP Participant's Averaged Annual Base Salary by the Applicable Penalty Percentage set forth below in subparagraph 3.01(b)(ii), then multiplying such reduced Averaged Annual Base Salary by the ESCP Participant's Vested Percentage.

             (ii) Applicable Penalty Percentage. The Applicable Penalty Percentage is as follows:

  AGE AT     APPLICABLE      APPLICABLE
SEPARATION     PENALTY      PENALTY POST-
   FROM     PRE-1994 ESCP     1993 ESCP
 SERVICE    PARTICIPANTS    PARTICIPANTS
----------  -------------   -------------
    61            2%              4%
    60            5%              8%
    59            8%             12%
    58           12%             16%
    57           16%             20%
    56           20%             25%
  55 or
  less....       25%             30%

          (c) Death Benefits.

             (i) Guaranteed Minimum Benefit Period for Pre-1994 ESCP Participants. ESCP provides a minimum guaranteed ESCP Benefit payment period for Pre-1994 ESCP Participants equal to the greater of

                (aa) one hundred forty-four (144) months; or

                (bb) two hundred forty (240) months less the number of whole months by which the Pre-1994 ESCP Participant's age exceeds fifty-five (55) years at the date of retirement or death.

             (ii) Guaranteed Minimum Benefit Period for Post-1993 ESCP Participants. ESCP provides a minimum guaranteed ESCP Benefit payment period for Post-1993 ESCP Participants of two hundred forty (240) months less the number of whole months by which the Post-1993 ESCP Participant's age exceeds fifty-five (55) years at the date of retirement or death.

             In the event an ESCP Participant dies prior to receiving ESCP Benefits for the entire guaranteed minimum benefit period, the ESCP Participant's Surviving Spouse shall receive a semi-monthly benefit equal to one hundred percent (100%) of the ESCP Participant's ESCP Benefit until such time as the total combined months of benefit payments to the ESCP Participant and the Surviving Spouse equal the ESCP Participant's guaranteed minimum benefit payment period. If the Surviving Spouse dies before expiration of the guaranteed minimum

                          EFFECTIVE DECEMBER 31, 1998                     III- 1
        benefit period, one hundred percent (100%) of the ESCP Participant's semi-monthly ESCP Benefit amount shall be paid to the Surviving Spouse's Beneficiary or estate until such time as the total combined months of benefit payments made to the ESCP Participant, ESCP Participant's Surviving Spouse and Surviving Spouse's Beneficiary, or estate equal the guaranteed minimum benefit period. At the time of the ESCP Participant's death, if there is no Surviving Spouse, ESCP Benefits shall be paid to the ESCP Participant's Beneficiary or estate until such time as the total combined months benefit payments have been made to the ESCP Participant or ESCP Participant's Beneficiary or estate, as the case may be, equal the guaranteed minimum benefit period.

             (iii) Surviving Spouse's Benefit. After the guaranteed minimum benefit period expires, the Surviving Spouse of an ESCP Participant with a vested ESCP Benefit shall receive a semi-monthly benefit equal to fifty percent (50%) of the ESCP Participant's semi-monthly ESCP Benefit payment until the Surviving Spouse's death. Payments under this subparagraph shall begin after all payments have been made pursuant to subparagraph 3.01(c)(i) or (ii).

          (d) Disability Benefits

             (i) ESCP Participant Approved for Long Term Disability. If an ESCP Participant suffers a Disability and is approved for Long-Term Disability ("LTD") coverage by the LTD insurance carrier of any Alcon Affiliated Company (or LTD is approved by another LTD carrier which is concurred in by the AUL Compensation Committee), ESCP Benefits shall begin when (aa) the ESCP Participant attains Normal Retirement Age, or
        (bb) LTD benefits cease. An ESCP Participant still receiving LTD benefits at Normal Retirement Age must choose between continuing LTD benefits or beginning ESCP Benefits. ESCP Benefits paid before Normal Retirement Age shall be subject to the Applicable Penalty Percentage described in subparagraph 3.01(b)(ii).

             (ii) ESCP Participant No Longer Disabled. Notwithstanding the foregoing provisions of this paragraph, if the ESCP Participant, subsequent to approval for LTD coverage, is medically certified as no longer disabled and chooses not to resume employment with an Alcon Affiliated Company, the provisions of paragraphs 2.18 and 4.02 in their entirety shall cease to apply to the ESCP Participant.

     3.02 Cost of Living Adjustment. All ESCP Benefit payments shall be increased by a Cost of Living Adjustment as follows:

          (a) Each January 1, the ESCP Benefit shall be increased by an annual percentage adjustment equal to the greater of (i) one and one-half percent (1.5%) or (ii) any cost-of-living adjustment taking effect on or immediately prior to such January 1 under Section 215(i) of the United States Social Security Act (relating to a cost-of-living increase) for benefits under Title II of such Act (relating to Federal old-age, survivors, and disability insurance benefits). The percentage adjustment shall be compounded annually. Any applicable percentage adjustment shall commence not earlier than the January payment immediately following the commencement of ESCP Benefits.

          (b) Notwithstanding the provisions of the foregoing subparagraph 3.02(a), in the event that other than an annual percentage becomes applicable for purposes of Section 215(i) of the Social Security Act or the cost-of-living adjustment becomes effective on a date other than January 1, the annual percentage adjustment for ESCP Benefit payment purposes shall be redetermined and applied as of the date the adjustment becomes effective for benefits under Title II of the Social Security Act. If more than one rate is applicable for a calendar year, the rates should be combined or averaged, as the case may be, so that compounding occurs not more than annually. However, the annual percentage adjustment may never be less than one and one-half percent (1.5%).

     3.03 Payment of Benefit. ESCP Benefits shall be paid to the ESCP Participant each year in equal semi-monthly installments until and including the month in which such ESCP Participant shall die. Such installments shall commence not later than the first day of the second month after such ESCP

                          EFFECTIVE DECEMBER 31, 1998                     III- 2

Participant's employment by any and all Alcon Affiliated Companies has terminated. Notwithstanding the foregoing, if the ESCP Participant terminates employment prior to attaining Early Retirement Age, ESCP Benefit payments shall commence the first day of the second month following ESCP Participant's attainment of Early Retirement Age. Payments to the Surviving Spouse, Beneficiary(ies), or estate shall begin as soon as administratively practicable. The first payment to the Surviving Spouse, Beneficiary(ies), or estate shall include all previous amounts due beginning as of the first day of the month immediately following ESCP Participant's death.

                               END OF ARTICLE III

                          EFFECTIVE DECEMBER 31, 1998                     III- 3

                                   ARTICLE IV

                                    VESTING

     4.01 Vested Percentage. An ESCP Participant is entitled to a vested (nonforfeitable) percentage of Averaged Annual Base Salary pursuant to the following schedule:

                                                                  VESTED
YEARS OF SERVICE                                                PERCENTAGE
----------------                                                ----------
Less than 10................................................         0%
     10.....................................................        30%
     11.....................................................        33%
     12.....................................................        36%
     13.....................................................        39%
     14.....................................................        42%
     15.....................................................        45%
     16.....................................................        48%
     17.....................................................        51%
     18.....................................................        54%
     19.....................................................        57%
     20.....................................................        60%

The Vested Percentage shall never exceed sixty percent (60%).

     4.02 Years of Service and Minimum Vested Percentage Due to ESCP Participant's Death or Disability. For purposes of determining the Vested Percentage of ESCP Participants who die or become disabled while employed by an Alcon Affiliated Company, such ESCP Participant shall retain his/her accrued Years of Service in ESCP, but shall be deemed to have not less than ten (10) Years of Service.

                               END OF ARTICLE IV

                          EFFECTIVE DECEMBER 31, 1998                      IV- 1

                                   ARTICLE V

                           OWNERSHIP CHANGE BENEFITS

     5.01 Vesting on Change of Ownership.

          (a) Vested Percentage. An ESCP Participant who is employed by an Alcon Affiliated Company on the date that Nestle S.A. ceases to hold direct or indirect Majority Ownership of the Alcon Affiliated Company by which such ESCP Participant is employed shall retain his/her accrued Years of Service in ESCP for the purposes of this paragraph 5.01, but shall be deemed to have a minimum Vested Percentage of thirty percent (30%).

          (b) "Majority Ownership" as used in this paragraph 5.01 means more than fifty percent (50%) direct or indirect ownership (i) of the outstanding shares of each class of stock of any Alcon Affiliated Company and/or (ii) of the assets of any Alcon Affiliated Company by Nestle S.A. (Nestle).

          (c) Benefit. Should Nestle S.A. cease to hold Majority Ownership of the an Alcon Affiliated Company by which an ESCP Participant is employed, such ESCP Participant shall be paid an annual benefit equal to the Vested Percentage as determined under subparagraphs 5.01(a) or (b) of such ESCP Participant's Averaged Annual Base Salary, for the ESCP Participant's lifetime, and a fifty percent (50%) ESCP Benefit shall be paid to the affected ESCP Participant's Surviving Spouse upon the ESCP Participant's death. Further, the benefit (i) shall be increased in the manner described in paragraph 3.02 above, (ii) shall not be subject to the Applicable Percentage Penalty reduction described in subparagraph 3.01(b) above, and
     (iii) shall commence to be paid not later than the first day of the second month following the cessation of Majority Ownership. The provisions of this
     Article V supercede all other provisions of the ESCP regarding benefit calculation and payment; however, this Article V does not affect ESCP Benefits of ESCP Participants, Surviving Spouses, Beneficiaries, or estates being paid or pending ESCP Benefits of ESCP Participants who separated from service prior to Early Retirement Age at the time Nestle S.A. ceases to hold Majority Ownership of the Alcon Affiliated Company.

                                END OF ARTICLE V

                          EFFECTIVE DECEMBER 31, 1998                       V- 1

                                   ARTICLE VI

                          LIMITATIONS AND FORFEITURES

     6.01 Limitations and Forfeiture of Right to Benefits.

          (a) If a non-vested ESCP Participant's employment is terminated voluntarily or involuntarily, such ESCP Participant forfeits all rights to the benefits provided by ESCP.

          (b) If an ESCP Participant has chosen to participate in the Alcon Pharmaceuticals Ltd. International Umbrella Plan or any other retirement plan sponsored by an Alcon Affiliated Company determined by the AUL Compensation Committee to be similar to or the equivalent of ESCP, such ESCP Participant forfeits all rights to the benefits provided by ESCP.

          (c) If a vested ESCP Participant's employment is terminated voluntarily or involuntarily by retirement or otherwise, such ESCP Participant must agree not to compete in the same or substantially similar businesses as those in which Alcon and its Alcon Affiliated Companies are engaged at the time of termination of employment for a period of five (5) years or the ESCP Participant will forfeit all ESCP Benefits. The determination of whether a terminated ESCP Participant's post-termination activities are competitive within the meaning of this Article VI shall be made by the AUL Compensation Committee.

          (d) If an ESCP Participant who has a Vested Percentage is terminated voluntarily or involuntarily from employment with any Alcon Affiliated Company for reason of activity or conduct which results in felony conviction under the law of any jurisdiction, such ESCP Participant shall forfeit all right to benefits under the ESCP at the discretion of the AUL Compensation Committee.

                               END OF ARTICLE VI

                          EFFECTIVE DECEMBER 31, 1998                      VI- 1

                                  ARTICLE VII

                            AUTHORITY TO ADMINISTER

     7.01 The Board of Directors of Alcon Universal, Ltd. shall have the right, at any time, to amend or terminate the ESCP, except that it may not terminate a vested benefit hereunder except as provided in Article VI.

     7.02 Neither the AUL Compensation Committee nor any members of the Board of Directors of any Alcon Affiliated Company shall be liable to any person for any action taken or omitted in connection with the administration or interpretation of the ESCP.

     7.03 Subject to the limitations herein set forth, the AUL Compensation Committee shall establish from time to time the rules or regulations for the administration of the ESCP and the transaction of its business, provided that no such rule or regulation shall be contrary to the specific provisions of the ESCP. The AUL Compensation Committee has full discretion to interpret the ESCP to determine whether a claimant is eligible for benefits; to decide the amount, form, and timing of benefits; and to resolve any other matter under the ESCP which is raised by a claimant or identified by the AUL Compensation Committee. All questions arising from or in connection with the provisions of the ESCP and its administration shall be determined by the AUL Compensation Committee, and any determination so made shall be conclusive and binding upon all persons affected thereby.

          (a) Claims under the ESCP by an ESCP Participant or anyone claiming through an ESCP Participant shall be presented to the AUL Compensation Committee, which shall either arrange for payment of the claim or otherwise dispose of it. Adequate notice shall be provided in writing to any person whose claim has been denied, setting forth the specific reasons for such denial.

          (b) Any person whose claim for benefits has been denied may, within sixty (60) days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the AUL Compensation Committee shall make a full and fair review of such decision within sixty (60) days after receipt of a request for review and notify the claimant in writing of the review decision, specifying the reasons for such decision.

     7.04 Communications to the AUL Compensation Committee shall be addressed to the Chairman of the AUL Compensation Committee, Bosch 69, P.O. Box 62, CH-6331, Hunenberg, Switzerland. The Secretary of the AUL Compensation Committee is hereby designated as agent for service of legal process with respect to any claims arising under the ESCP.

                               END OF ARTICLE VII

                          EFFECTIVE DECEMBER 31, 1998                     VII- 1

                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.01 The ESCP Participant's ESCP Benefit granted hereunder or any interest therein are not transferable or assignable and shall not be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary, except when, where, and if compelled by any applicable law.

          8.02 As used in this ESCP, reference to any gender shall include the masculine and feminine genders, and the number of all words shall include the singular or plural, as appropriate.

          8.03 The amount payable to an ESCP Participant hereunder at any time is an unsecured and unfunded obligation of Alcon and/or any Alcon Affiliated Company.

          8.04 The obligations of Alcon and/or any Alcon Affiliated Company under the ESCP shall be binding upon its successors and assigns.

          8.05 In the event that any provision of the ESCP is determined by any judicial, quasi-judicial, or administrative body to be invalid or unenforceable for any reason, all other provisions of the ESCP shall remain in full force and effect as if such provision had never been a part of the ESCP.

          8.06 Nothing herein shall be construed as an offer or commitment by Alcon and/or any Alcon Affiliated Company to continue any ESCP Participant's employment for any period of time.

          8.07 Amounts paid to an ESCP Participant or his/her designated Beneficiary under the ESCP shall be net of any taxes or other amounts required to be withheld by the payor under any applicable law, rule, or regulation.

          8.08 This writing constitutes the final and complete embodiment of the terms of the ESCP, and all prior or earlier dated documents and communications, oral or written, concerning ESCP are hereby renounced, revoked, and superseded.

                              END OF ARTICLE VIII

                          EFFECTIVE DECEMBER 31, 1998                    VIII- 1

                           SIGNATURE AND ATTESTATION

     Effective as of the 31st day of December, 1998.

                                          ALCON UNIVERSAL LTD.

                                          By: /s/ GUIDO KOLLER
                                            ------------------------------------
                                                        Guido Koller
                                                       Vice President

ATTEST:

/s/ O. DUPONT
---------------------------------------------------------
Secretary

                          EFFECTIVE DECEMBER 31, 1998                APPENDIX- 1

     This copy of the "Executive Salary Continuation Plan for Alcon Laboratories, Inc. and Affiliated Companies" constitutes an Agreement between participant and his/her employer company (one of the Alcon Affiliated Companies). Accordingly, participant signifies his/her legally binding acceptance of the Agreement by placing and dating his/her signature below; and the employer company signifies its legally binding acceptance of the Agreement by executing the Signature and Attestation on the following page.


Date:
      ---------------------------------------  By:
                                               -----------------------------------------

                                               -----------------------------------------
                                               Printed Name

                          EFFECTIVE DECEMBER 31, 1998                APPENDIX- 2